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As filed with the Securities and Exchange Commission on March 16, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hutchison China MediTech Limited
(Exact name of registrant as specified in its charter)

Not applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification Number)

Room 2108, 21/F, Hutchison House
10 Harcourt Road
Hong Kong
Telephone: +852 2121 8200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
Telephone: 212-750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul W. Boltz, Jr. Marc A. Rubenstein Ropes & Gray 41st Floor, One Exchange Square 8 Connaught Place Hong Kong Telephone: +852 3664 6488	Christian Hogg Chief Executive Officer Hutchison China MediTech Limited Room 2108, 21/F, Hutchison House 10 Harcourt Road Hong Kong Telephone: +852 2121 8200	Matthew Bersani Shearman & Sterling LLP 12th Floor, Gloucester Tower The Landmark 15 Queen's Road Central Hong Kong Telephone: +852 2978 8000

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.   ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒    333-207447

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(2)(3)(4)	Amount of registration fee

Ordinary Shares, $1.00 par value	$116,437,500	$11,726

(1)
American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-209930). Each American depositary share represents one-half of one ordinary share.

(2)
In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1, as amended (Registration No. 333-207447), is hereby registered.

(3)
Includes (i) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purposes of sales outside of the United States.

(4)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

          The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

 Explanatory Note and Incorporation by Reference

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The contents of the Registration Statement on Form F-1, as amended (Registration No. 333-207447) filed by Hutchison China MediTech Limited with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, which was declared effective by the Commission on March 16, 2016, including the exhibits thereto, are incorporated by reference into this Registration Statement.

        The registrant is filing this Registration Statement for the purpose of increasing the aggregate maximum offering price of the ordinary shares being offered by $1,437,500 (including additional ordinary shares which may be sold in the event the underwriters exercise their option to purchase additional ordinary shares from the Registrant). The required opinion and consents are listed on an Exhibit Index attached hereto and incorporated by reference into this Registration Statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 16, 2016.

HUTCHISON CHINA MEDITECH LIMITED
By:	/s/ CHRISTIAN HOGG
Name: Christian Hogg Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTIAN HOGG Christian Hogg	Chief Executive Officer, Director (principal executive officer)	March 16, 2016
/s/ JOHNNY CHENG Johnny Cheng	Chief Financial Officer, Director (principal financial and accounting officer)	March 16, 2016
* Simon To	Chairman of the Board of Directors	March 16, 2016
* Shigeru Endo	Director	March 16, 2016
* Michael Howell	Director	March 16, 2016
* Christopher Huang, Ph.D.	Director	March 16, 2016
* Christopher Nash	Director	March 16, 2016
* Christian Salbaing	Director	March 16, 2016
* Edith Shih	Director	March 16, 2016

*By:	/s/ CHRISTIAN HOGG
Christian Hogg As Attorney-in-Fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Hutchison China MediTech Limited, has signed this registration statement or amendment thereto in New York, NY on March 16, 2016.

Law Debenture Corporate Services Inc. (Authorized U.S. Representative)
By:	/s/ GISELLE MANON
Name: Giselle Manon Title: Officer

Index of Exhibits

Exhibit Number		Exhibit Description
5.1		Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered
23.1		Consent of PricewaterhouseCoopers, an independent registered accounting firm, regarding the consolidated financial statements of Hutchison China MediTech Limited
23.2		Consent of PricewaterhouseCoopers, an independent registered accounting firm, regarding the consolidated financial statements of Nutrition Science Partners Limited
23.3		Consent of PricewaterhouseCoopers Zhong Tian LLP, independent accountants, regarding the consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited
23.4		Consent of PricewaterhouseCoopers Zhong Tian LLP, independent accountants, regarding the consolidated financial statements of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited
23.5		Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1	*	Power of Attorney of each of the directors of the registrant and the principal executive, financial and accounting officers of the registrant (included on signature page)

*
Previously filed on the signature page to the registrant's Registration Statement on Form F-1, as amended (Registration No. 333-207447), filed with the Securities and Exchange Commission on October 16, 2015 and incorporated by reference herein.

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Explanatory Note and Incorporation by Reference
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES